Exhibit 99.1

California Pizza Kitchen Announces Financial Results for the Fourth Quarter and Fiscal Year 2009

LOS ANGELES--(BUSINESS WIRE)--February 18, 2010--California Pizza Kitchen, Inc. (Nasdaq: CPKI) today reported revenues and net income for the fourth quarter and the fiscal year 2009 ending January 3, 2010.

Highlights for the 14-week fourth quarter of 2009 relative to the 13-week fourth quarter of 2008 were as follows:

  Total revenues increased 3.8% to $167.8 million
  Full service comparable restaurant sales decreased 5.8%
  Net loss of $9.9 million, or negative $0.41 per diluted share, including the effects of the non-cash impairment write-down of 13 full service restaurants and the related tax benefits.
  Net income of $4.1 million, or $0.17 per diluted share, excluding the effects of the non-cash impairment write-down of 13 full service restaurants and the related tax benefits (please refer to the reconciliation table).

Highlights for the 53-week fiscal year 2009 relative to the 52-week fiscal year 2008 were as follows:

  Total revenues decreased 1.8% to $664.7 million
  Full service comparable restaurant sales decreased 6.6%
  Net income of $4.6 million, or $0.19 per diluted share, including the effects of the non-cash impairment write-down of 13 full service restaurants and the related tax benefits.
  Net income of $18.6 million, or $0.77 per diluted share, excluding the effects of the non-cash impairment write-down of 13 full service restaurants and the related tax benefits (please refer to reconciliation table).

Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, “Despite sales challenges for new restaurants in the high unemployment states of California, Michigan and Florida, we were very pleased that our fourth quarter comparable sales and proforma earnings results were within our previously guided ranges. While the quarter benefited from easier comparisons, the year-over-year and sequential quarter improvements mark what we believe may be the first signs of a comp turnaround. Comparable sales improvements were widespread across our dine-in, take-out, and delivery channels, and we credit the turnaround to the successful launch of our wine, call center, and catering programs along with November’s new menu rollout. Looking towards 2010, we are cautiously optimistic that these programs and other new revenue initiatives such as our ‘Small Cravings Menu’ will continue to drive guest traffic and comparable sales.”

Rosenfield and Flax continued, “We were very proud to have been ranked the #1 ‘Most Recommended Casual Dining Chain’ in a recent independent marketing survey. This type of recognition adds to our confidence for future growth, not only with full service restaurants, but with our Kraft partnership, international and domestic franchising, and licensing. These businesses provide CPK with a unique model within the casual dining industry and the ability to balance our portfolio with higher margin revenue streams positions us to maximize financial performance and build shareholder value over time.”

Average weekly sales for the Company's 196 full service restaurants were $57,949 in the fourth quarter of 2009 compared to $61,034 in the same quarter last year.

During the fourth quarter of 2009, one of the Company's franchise partners opened the first California Pizza Kitchen in Cancun, which is the seventh location in Mexico.

The Company outlined its financial guidance for the first quarter of 2010 based on the following assumptions:

  Comparable restaurant sales between negative 3.0% and negative 4.0%
  Opening one international franchised full service restaurant
  Opening one domestic franchised restaurant
  Earnings estimated in the range of $0.05-$0.07 per diluted share

Additionally, the Company outlined guidance for fiscal 2010 based on the following assumptions:

  Comparable restaurant sales between negative 2% and 0%
  Opening eight new full service restaurants
  Opening eight international franchised full service restaurants
  Opening five domestic franchised restaurants
  Earnings estimated in the range of $0.68-$0.73 per diluted share

The Company will host a conference call today at approximately 4:30 pm ET. A webcast of the conference call can be accessed at www.cpk.com.

California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check for 2009 was approximately $14.49. As of February 18, 2010 the company operates, licenses or franchises 252 locations, of which 205 are company-owned and 47 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen products. More information about California Pizza Kitchen, Inc. can be found on the Company’s website at www.cpk.com.

This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate," “guidance” and similar words.

This release also includes non-GAAP earnings per diluted share information. This measure is not based on any standardized methodology prescribed by U.S. generally accepted accounting principles ("GAAP") and is not necessarily comparable to similar measures presented by other companies. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company's operating performance, when reviewed in conjunction with the Company's GAAP financial statements. This amount is not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the Company's business and operations.

Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are deteriorating economic conditions, revenue from third party licensees and franchisees, changing consumer preferences and demands, the success of new initiatives aimed at revenue growth, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our exposure to the California market and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Selected Unaudited Consolidated Financial and Operating Data
(Dollars in thousands, except for per share and operating data)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008	2010	2008

Statement of Income:

Revenues:
Restaurant sales	$164,326	$158,260	$652,185	$665,616
Royalties from Kraft licensing agreement	2,314	2,332	7,739	6,580
Domestic franchise revenues	645	637	2,684	2,757
International franchise revenues	563	542	2,078	2,121
Total revenues	167,848	161,771	664,686	677,074

Costs and expenses:
Food, beverage and paper supplies	39,088	39,974	154,181	165,526
Labor (1)	62,742	58,443	247,350	247,276
Direct operating and occupancy	35,340	36,917	141,973	140,367
Cost of sales	137,170	135,334	543,504	553,169

General and administrative (2)	13,676	12,937	52,400	52,378
Depreciation and amortization	11,454	7,823	40,181	40,299
Pre-opening costs	(101)	766	1,843	4,478
Loss on impairment of property and equipment	22,941	13,336	22,941	13,336
Store closure costs	354	194	539	1,033
Total costs and expenses	185,494	170,390	661,408	664,693

Operating income (loss)	(17,646)	(8,619)	3,278	12,381

Interest expense, net	(125)	(555)	(788)	(1,324)

Income (loss) before income tax provision (benefit)	(17,771)	(9,174)	2,490	11,057
Income tax provision (benefit)	(7,871)	(3,862)	(2,091)	2,395
Net income (loss)	$(9,900)	$(5,312)	$4,581	$8,662

Net income (loss) per common share:
Basic	$(0.41)	$(0.22)	$0.19	$0.34
Diluted	$(0.41)	$(0.22)	$0.19	$0.34

Shares used in computing net income (loss) per common share (in thousands):

Basic	24,173	24,050	24,061	25,193
Diluted	24,285	24,050	24,140	25,211

Operating Data:
Locations open at end of period	253	252	253	252
Company-owned full service restaurants open at end of period	196	193	196	193

Average weekly company-owned full service restaurant sales	$57,949	$61,034	$61,029	$65,481

18-month comparable company-owned full service restaurant sales decrease	-5.8%	-7.2%	-6.6%	-2.0%

(1) Labor expense for the three and twelve months ended January 3, 2010 includes approximately $107,000 and $475,000 of stock-based compensation, respectively, compared to $156,000 and $722,000 in the three and twelve months ended December 28, 2008, respectively.

(2) General and administrative expense for the three and twelve months ended January 3, 2010 includes approximately $1.7 million and $6.4 million of stock-based compensation, respectively, compared to $1.5 million and $6.1 million in the three and twelve months ended December 28, 2008, respectively.

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008	2010	2008

Statement of Income Percentages (1):

Revenues:
Restaurant sales	97.9%	97.8%	98.1%	98.3%
Royalties from Kraft licensing agreement	1.4%	1.5%	1.2%	1.0%
Domestic franchise revenues	0.4%	0.4%	0.4%	0.4%
International franchise revenues	0.3%	0.3%	0.3%	0.3%
Total revenues	100.0%	100.0%	100.0%	100.0%

Costs and expenses:
Food, beverage and paper supplies	23.8%	25.3%	23.6%	24.9%
Labor (2)	38.2%	36.9%	37.9%	37.1%
Direct operating and occupancy	21.5%	23.3%	21.8%	21.1%
Cost of sales	83.5%	85.5%	83.3%	83.1%

General and administrative (3)	8.1%	8.0%	7.9%	7.7%
Depreciation and amortization	6.8%	4.8%	6.0%	6.0%
Pre-opening costs	-0.1%	0.5%	0.3%	0.7%
Loss on impairment of property and equipment	13.7%	8.2%	3.5%	2.0%
Store closure costs	0.2%	0.1%	0.1%	0.2%

Total costs and expenses	110.5%	105.3%	99.5%	98.2%

Operating income (loss)	-10.5%	-5.3%	0.5%	1.8%

Interest expense, net	-0.1%	-0.4%	-0.1%	-0.2%

Income (loss) before income tax provision (benefit)	-10.6%	-5.7%	0.4%	1.6%
Income tax provision (benefit)	-4.7%	-2.4%	-0.3%	0.3%
Net income (loss)	-5.9%	-3.3%	0.7%	1.3%

(1) Percentages are expressed as a percentage of total revenues, except for cost of sales which is expressed as a percentage of restaurant sales.
(2) Labor percentage includes approximately 10 basis points attributable to stock-based compensation in both the three and twelve months ended January 3, 2010 and the three and twelve months ended December 28, 2008.

(3) General and administrative percentage includes approximately 100 basis points attributable to stock-based compensation in both the three and twelve months ended January 3, 2010 compared to 90 basis points in the three and twelve months ended December 28, 2008.

Selected Consolidated Balance Sheet Information
(Dollars in thousands)

Selected Consolidated Balance	January 3,	December 28,
Sheet Information	2010	2008

Cash and cash equivalents	$21,424	$14,392
Total assets	350,258	368,413
Total debt	22,300	74,000
Stockholders' equity	189,250	174,532

California Pizza Kitchen, Inc.
Units Summary

	Total Units at				Total Units at
Fourth Quarter 2009	September 27, 2009	Opened	Acquired	Closed	January 3, 2010
Company-owned full service domestic	197	-	-	1	196
Company-owned ASAP domestic	9	-	-	2	7
Company-owned LA Food Show	2	-	-	-	2
Franchised domestic	18	-	-	-	18
Franchised international	27	1	-	-	28
Sports and entertainment venues	2	-	-	-	2
Total	255	1	-	3	253

The following reconciliation of net income is provided to assist the reader with understanding the financial impact of the impairment charges and store closure costs during the quarter and year (unaudited, in thousands, except per share data):

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008	2010	2008

Net income (loss) as reported	$(9,900)	$(5,312)	$4,581	$8,662
Impairment of property, plant and equipment	22,941	13,336	22,941	13,336
Store closure costs	354	194	539	1,033
Income tax provision	(9,295)	(5,087)	(9,479)	(5,818)
Net income excluding impairment charges
and store closure costs	$4,100	$3,131	$18,582	$17,213

Basic net income (loss) per common share:
Net income	$(0.41)	$(0.22)	$0.19	$0.34
Impairment of property, plant and equipment	0.95	0.55	0.95	0.53
Store closure costs	0.01	0.01	0.02	0.04
Income tax provision	(0.38)	(0.21)	(0.39)	(0.23)
Basic net income excluding impairment charges and store closure costs	$0.17	$0.13	$0.77	$0.68

Diluted net income (loss) per common share:
Net income	$(0.41)	$(0.22)	$0.19	$0.34
Impairment of property, plant and equipment	0.95	0.55	0.95	0.53
Store closure costs	0.01	0.01	0.02	0.04
Income tax provision	(0.38)	(0.21)	(0.39)	(0.23)
Diluted net income excluding impairment charges and store closure costs	$0.17	$0.13	$0.77	$0.68

Basic	24,173	24,050	24,061	25,193
Diluted	24,285	24,050	24,140	25,211

CONTACT:
California Pizza Kitchen
Media: Sarah Grover
Investors: Sue Collyns
310-342-5000